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As filed with the Securities and Exchange Commission on April 18, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-4787177 (I.R.S. Employer Identification Number)

2647 Waterfront Parkway East Drive
Suite 100
Indianapolis, Indiana
(765) 828-2580
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew Layman
Chief Financial Officer
Infrastructure and Energy Alternatives, Inc.
2647 Waterfront Parkway East Drive
Suite 100
Indianapolis, Indiana
(765) 828-2580
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Carol Anne Huff
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
(312) 862-2000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filed ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check is a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:

Common Stock, par value $0.0001 per share	8,480,000	$11.50(2)	$97,520,000.00	$12,142

Secondary Offering:

Common Stock, par value $0.0001 per share	15,725,193	$9.40(3)	$147,816,814.20	$18,404

Warrants to Purchase One-Half of a Share of Common Stock	3,218,803	$0.88(4)	$2,832,546.64	$353

Total Registration Fee				$30,899

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(2)
Based upon the exercise price per share of common stock.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's common stock on April 13, 2018 as reported on The Nasdaq Capital Market.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's warrants on April 17, 2018 as reported on The Nasdaq Capital Market.

            The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or country where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2018

PRELIMINARY PROSPECTUS

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Primary Offering of

8,480,000 Shares of Common Stock Upon Exercise of Warrants

Secondary Offering of

15,725,193 Shares of Common Stock
3,218,803 Warrants to Purchase One-Half of One Share of Common Stock

          This prospectus relates to the issuance by us of up to 8,480,000 shares of our common stock, par value $0.0001 per share ("Common Stock"), which consist of (a) 7,500,000 shares that may be issued upon the exercise of 15,000,000 warrants (the "Public Warrants") originally sold as part of units in our July 2016 initial public offering (the "IPO"), (b) 230,000 shares that may be issued upon the exercise of 460,000 warrants originally issued to certain investors in a private placement that closed simultaneously with the consummation of the IPO (the "Private Placement Warrants"), and (c) 750,000 shares that may be issued upon exercise of 1,500,000 warrants issued in a private placement transaction in March 2018 (the "Backstop Warrants") to certain investors ("Backstop Purchasers"), provided in the case of the Backstop Warrants that such warrants are exercised by transferees that acquired the Backstop Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part.

          This prospectus also relates to the resale or distribution from time to time by the selling securityholders of up to:

  •
  365,000 Private Placement Warrants and 1,500,000 Backstop Warrants;

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  932,500 shares of our common stock that are issuable in aggregate, in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of the Private Placement Warrants and Backstop Warrants by the selling securityholders;

  •
  1,353,803 Public Warrants held by the selling securityholders and 676,901 shares of common stock that are issuable upon exercise thereof;

  •
  14,115,792 shares of common stock, consisting of (a) 10,428,500 shares issued in a private placement as consideration to the former owner of IEA Energy Services LLC (such stockholder, "IEA Parent") as of the consummation of the Business Combination (as defined herein), which shares are subject to contractual restrictions on transfer until 180 days following consummation of the Business Combination; (b) 2,852,324 shares in aggregate originally issued to the M III Sponsor I LLC in a private placement prior to the closing of the IPO (the "Founder Shares") (such stockholders, together with their transferees, the "Founder Share Holders"), which shares are subject to contractual restrictions on transfer until at least 180 days following consummation of the Business Combination; (c) 365,000 shares in aggregate originally issued to certain investors in a private placement that closed simultaneously with the consummation of the IPO (the "Private Placement Shares") (such stockholders, together with their transferees, the "Private Placement Share Holders"); and (d) 469,968 shares issued in private placements to certain financial advisors to the Company and IEA Parent concurrently with the consummation of the Business Combination and their transferees, which shares are subject to contractual restrictions on transfer until 90 days following the consummation of the Business Combination.

          You should read this prospectus and any applicable prospectus supplement before you invest.

          The offer and sale of securities under this Prospectus shares may through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

          The selling securityholders identified in this prospectus will pay any underwriting fees, discounts or commissions and transfer taxes relating to the registration or sale of their shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

          We may offer and sell these securities and the selling securityholders may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled "Plan of Distribution" beginning on page 33 of this prospectus or by any means described in any applicable prospectus supplement.

          Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

          Our common stock is traded on The Nasdaq Capital Market, or NASDAQ, under the symbol "IEA" and our Warrants are traded on NASDAQ under the symbol "IEAWW." On April 17, 2018, the closing sale price of our common stock on the NASDAQ was $9.35 per share and the closing sale price of our Warrants was $0.90 per Warrant. You are urged to obtain current market quotations for our common stock and Warrants.

          Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 8 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. We may use the shelf registration statement to sell up to an aggregate of 8,480,000 shares of our common stock from time to time through any means described in the section entitled "Plan of Distribution." The selling securityholders may use the shelf registration statement to sell up to an aggregate of 15,725,193 shares of our common stock and 3,218,803 of our warrants from time to time through any means described in the section entitled "Plan of Distribution." We will not receive any proceeds from the sale of common stock by the selling securityholders. We or the selling securityholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions "Where You Can Find More Information" and "Incorporation by Reference."

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling securityholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

        The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

        This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context indicates otherwise, the terms "IEA," "Company," "we," "us," and "our" refer to Infrastructure and Energy Alternatives, Inc., a Delaware corporation.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

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  our future financial performance;

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  changes in the market for IEA's customers;

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  expansion plans and opportunities; and

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  other statements preceded by, followed by or that include the words "may," "can," "should," "will," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions.

        These forward-looking statements are based on information available as of the date of this prospectus and our management's current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

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  the ability to maintain the listing of our common stock on Nasdaq;

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  consumer demand;

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  our ability to grow and manage growth profitably;

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  the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

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  market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

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  our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with its fixed price and other contracts, including any material changes in estimates for completion of projects;

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  the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

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  the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

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  the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

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  customer disputes related to the performance of services;

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  disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

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  our ability to replace non-recurring projects with new projects;

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  the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

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  the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

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  fluctuations in maintenance, materials, labor and other costs;

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  our beliefs regarding the state of the renewable wind energy market generally; and

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  other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled "Risk Factors."

SUMMARY

Background

        M III Acquisition Corp. was incorporated in the State of Delaware on August 4, 2015 as a special purpose acquisition company formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

        On March 26, 2018 (the "Closing Date"), M III Acquisition Corp. consummated a business combination (the "Business Combination") pursuant to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended, the "Merger Agreement"), by and among M III Acquisition Corp., IEA Energy Services LLC ("IEA Services"), Wind Merger Sub I, Inc. ("Merger Sub I"), Wind Merger Sub II, LLC ("Merger Sub II"), Infrastructure and Energy Alternatives, LLC ("IEA Parent"), Oaktree Power Opportunities Fund III Delaware, L.P. ("Oaktree"), solely in its capacity as IEA Services' representative, and, solely for purposes of certain sections therein, M III Sponsor I LLC and M III Sponsor I LP (together, the "Sponsors"), providing for, among other things, the merger of Merger Sub I with and into IEA Services with IEA Services surviving such merger and, immediately thereafter, merging with and into Merger Sub II with Merger Sub II surviving such merger as an indirect, wholly-owned subsidiary of the Company. As part of the Business Combination, the name of M III Acquisition Corp. was changed to "Infrastructure and Energy Alternatives, Inc."

Our Company

        We are a leading U.S. provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries. Currently, we are primarily focused on the wind energy industry, where we specialize in providing a broad range of energy, procurement and construction ("EPC") services throughout the U.S. We are one of three Tier 1 providers in the wind energy industry and have completed more than 190 wind and solar projects in 35 states. The services we provide include the design, site development, construction, installation and restoration of infrastructure. As of December 31, 2018, we believe that we have the #1 U.S. market share among EPCs for wind. We believe we have the ability to continue to grow our wind energy industry business as the industry grows and that we are well-positioned to leverage our expertise and relationships to provide infrastructure solutions in other areas, including the solar energy industry, the traditional power generation industry and civil infrastructure industry.

Corporate Information

        Our principal executive offices are located at 2647 Waterfront Parkway East Drive, Suite 100, Indianapolis, IN 46214, and our telephone number is (765) 828-2580.

 THE OFFERING

        We are registering (i) the issuance by us of up to 8,480,000 shares of Common Stock that may be issued upon the exercise of the Public Warrants, Private Placement Warrants or Backstop Warrants, as applicable (each, a Warrant); provided, in the case of the Backstop Warrants, that such Warrants are exercised by transferees that acquired the Backstop Warrants in transactions following the effective date of the registration statement of which this prospectus forms a part and (ii) the resale from time to time by the selling securityholders of 15,725,193 shares of Common Stock and 3,218,803 Warrants.

Shares of Common Stock to be issued by us upon exercise of Warrants	8,480,000 shares of Common Stock, which consist of (a) 7,500,000 shares that may be issued upon the exercise of Public Warrants originally sold as part of units in our IPO, (b) 230,000 shares that may be issued upon the exercise of 460,000 Private Placement Warrants and (c) 750,000 shares that be issued upon exercise of 1,500,000 Backstop Warrants, provided in the case of the Backstop Warrants that such Warrants are exercised by transferees that acquired the Backstop Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part.
Securities offered by the selling securityholders

365,000 Private Placement Warrants and 1,500,000 Backstop Warrants, (ii) 932,500 shares of Common Stock that are issuable in aggregate, in transactions exempt from registration under the Securities Act, upon exercise of the Private Placement Warrants and Backstop Warrants by the selling securityholders, (iii) 1,353,803 Public Warrants held by the selling securityholders and 676,901 shares of common stock that are issuable upon exercise thereof and (iv) 14,115,792 shares of common stock, consisting of (a) 10,428,500 shares issued in a private placement as consideration to IEA Parent upon consummation of the Business Combination, which shares are subject to contractual restrictions on transfer until 180 days following consummation of the Business Combination; (b) 2,852,324 Founder Shares, which shares are subject to contractual restrictions on transfer until at least 180 days following consummation of the Business Combination; (c) 365,000 Private Placement Shares; and (d) 469,968 shares issued in private placements to certain financial advisors to the Company and IEA Parent concurrently with the consummation of the Business Combination and their transferees, which shares are subject to contractual restrictions on transfer until 90 days following the consummation of the Business Combination.

Terms of the offering

The selling securityholders will determine when and how they will dispose of the Common Stock and Warrants registered under this prospectus for resale. For additional information concerning the offering, see "Plan of Distribution" beginning on page 33.

Securities outstanding prior to this offering	21,577,650 shares of Common Stock and 16,960,000 Warrants are issued and outstanding as of April 18, 2018.
Securities outstanding after this offering	30,057,650 shares of Common Stock, assuming the exercise of all Warrants.
Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in "Risk Factors" beginning on page 8.
Use of proceeds

We will not receive any of the proceeds from the sale of the Common Stock or Warrants by the selling securityholders. However, we will receive proceeds of $97,520,000 from the exercise of the Warrants if they are all exercised for cash by the holders of the Warrants at an exercise price of $5.75 per one-half of a share of Common Stock. We intend to use any such proceeds for working capital and general corporate purposes.

Trading market and symbol	Our Common Stock and Warrants are listed on Nasdaq under the symbols "IEA" and "IEAWW," respectively.

RISK FACTORS

        You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Company. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled "Cautionary Note Regarding Forward-Looking Statements." We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to our Company

Tax reform legislation enacted by the U.S. Congress in December 2017 may materially reduce the value of production tax credits and investment tax credits under certain circumstances.

        Our business is focused on supplying products and services to owners and operators of wind energy generation facilities. Currently, the wind and solar industries benefit from federal tax incentives and state renewable portfolio standards. Currently, the federal government provides economic incentives to the owners of wind energy facilities, including a federal production tax credit, an investment tax credit and a cash grant equal in value to the investment tax credit. Although the enactment of the Tax Cuts and Jobs Act in December 2017 (the "2017 Tax Act") preserved the existing production tax credit and investment tax credit incentive structures, the 2017 Tax Act includes a base erosion and anti-abuse tax ("BEAT") provision that imposes a minimum tax on certain corporations, and only 80% of the value of such corporation's production or investment tax credits can be applied as a reduction to such corporation's BEAT liability. Accordingly, this BEAT provision could reduce the incentive for certain taxable investors to invest in tax equity financing arrangements and could materially reduce the value and availability such tax credits, grants and incentives for certain participants and financing sources in the wind and solar industry. Any such reduction in such credits, grants and incentives could materially and adversely affect the business, financial condition, results of operations, cash flows and growth prospects of the combined company. The BEAT provision generally applies to U.S. corporations that are part of a group with at least $500 million of applicable annual gross receipts and that make certain payments to related foreign persons, including payments that are deductible for U.S. tax purposes, payments to purchase depreciable or amortizable property, reinsurance payments and, in the case of certain "inverted" companies, other payments that reduce the gross receipts of the U.S. corporation. The 2017 Tax Act permits the immediate expensing of certain capital expenditures between September 27, 2017 and January 1, 2023, but this new rule could be less valuable than a dollar-for-dollar investment tax credit or production tax credit, given the reduced corporate income tax rate of 21%. Any of the foregoing changes arising from the 2017 Tax Act, as well as other changes in law not mentioned herein, could adversely impact the demand for development of wind and solar energy generation facilities.

Our failure to comply with the regulations of OSHA and other state and local agencies that oversee transportation and safety compliance could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        The Occupational Safety and Health Act of 1970, as amended, establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration ("OSHA") and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in excavation and demolition work, may apply to our operations. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future, including, in extreme cases, criminal sanctions.

        While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, our industry involves a high degree of operational risk, and there can be no assurance that we will avoid significant liability. Although we have taken what we believe to be appropriate precautions, we have had employee injuries in the past, and may suffer additional injuries in the future. Serious accidents of this nature may subject us to substantial penalties, civil litigation or criminal prosecution. Personal injury claims for damages, including for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our financial condition, results of operations or cash flows. In addition, if our safety record were to deteriorate, or if we suffered substantial penalties or criminal prosecution for violation of health and safety regulations, customers could cancel existing contracts and not award future business to us, which could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our business is subject to physical hazards that could result in substantial liabilities and weaken our financial condition.

        Construction projects undertaken by us expose our employees to heavy equipment, mechanical failures, transportation accidents, adverse weather conditions and the risk of damage to equipment and property. These hazards can cause personal injuries and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations and large damage claims which could, in some cases, substantially exceed the amount we charge for the associated services. In addition, if serious accidents or fatalities occur, or if our safety records were to deteriorate, we may be restricted from bidding on certain work and obtaining new contracts and certain existing contracts could be terminated. Our safety processes and procedures are monitored by various agencies and ratings bureaus. The occurrence of accidents in our business could result in significant liabilities, employee turnover, increase the costs of our projects, or harm our ability to perform under our contracts or enter into new customer contracts, all of which could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

If we are unable to attract and retain qualified managers and skilled employees, we will be unable to operate efficiently, which could reduce our revenue, profitability and liquidity.

        Our business is labor intensive, and some of our operations experience a high rate of employee turnover. In addition, given the nature of the highly specialized work we perform, many of our employees are trained in, and possess, specialized technical skills that are necessary to operate our business and maintain productivity and profitability. At times of low unemployment rates in the areas we serve, it can be difficult for us to find qualified and affordable personnel. We may be unable to hire and retain a sufficiently skilled labor force necessary to support our operating requirements and growth strategy. Our labor and training expenses may increase as a result of a shortage in the supply of skilled personnel. We may not be able to pass these expenses on to our customers, which could adversely affect our profitability. Additionally, our business is managed by a number of key executive and operational officers and is dependent upon retaining and recruiting qualified management. Labor shortages, increased labor or training costs, or the loss of key personnel could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Acquisition and investment activity presents certain risks to our business, operations and financial position, and we may not realize the financial and strategic goals contemplated at the time of a transaction.

        We expect that acquisitions and investments will be an important part of our growth strategy. Successful execution following the closing of an acquisition or investment is paramount to achieving the anticipated benefits of the transaction. In the future, we may make acquisitions to expand into new markets and our acquisition strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Mergers and acquisitions are inherently risky, and any mergers and acquisitions that we complete may not be successful. The process of integrating an acquired company's business into our operations and investing in new technologies is challenging and may result in expected or unexpected operating or compliance challenges, which may require significant expenditures and a significant amount of our management's attention that would otherwise be focused on the ongoing operation of our business. The potential difficulties or risks of integrating an acquired company's business include, among others:

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  the effect of the acquisition on our financial and strategic positions and our reputation;

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  risk that we fail to successfully implement our business plan for the combined business;

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  risk that we are unable to obtain the anticipated benefits of the acquisition, including synergies or economies of scale;

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  risk that we are unable to complete development and/or integration of acquired technologies;

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  risk that the market does not accept the integrated product portfolio;

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  challenges in reconciling business practices or in integrating product development activities, logistics or information technology and other systems;

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  challenges in reconciling accounting issues, especially if an acquired company utilizes accounting principles different from those we use;

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  retention risk with respect to key customers, suppliers and employees and challenges in retaining, assimilating and training new employees;

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  potential failure of the due diligence processes to identify significant problems, liabilities or other shortcomings or challenges of an acquired company, which could result in unexpected litigation, regulatory exposure, financial contingencies and known and unknown liabilities; and

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  challenges in complying with newly applicable laws and regulations, including obtaining or retaining required approvals, licenses and permits.

        Acquisitions and/or investments may also result in the expenditure of available cash and amortization of expenses any of which could have a material adverse effect on our operating results or financial condition. Investments in immature businesses with unproven track records and technologies have an especially high degree of risk, with the possibility that we may lose the value of our entire investments or incur additional unexpected liabilities. Large or costly acquisitions or investments may also diminish our capital resources and liquidity or limit our ability to engage in additional transactions for a period of time. All of the foregoing risks may be magnified as the cost, size or complexity of an acquisition or acquired company increases, or where the acquired company's products, market or business are materially different from ours, or where more than one integration is occurring simultaneously or within a concentrated period of time.

        In addition, in the future we may require significant financing to complete an acquisition or investment, whether through bank loans, raising of debt or otherwise. We cannot assure you that such financing options will be available to us on reasonable terms, or at all. If we are not able to obtain such necessary financing, it could have an impact on our ability to consummate a substantial acquisition or investment and execute our growth strategy. Alternatively, we may issue a significant number of shares as consideration for an acquisition, which would have a dilutive effect on our existing shareholders.

The U.S. wind and solar industries benefit from tax and other economic incentives and political and governmental policies. A significant change in these incentives and policies could materially and adversely affect our business, financial condition, results of operations, cash flows and growth prospects.

        The Consolidated Appropriations Act of 2016 ("CAA") extended certain provisions of the Internal Revenue Code, which contains federal tax incentives applicable to the renewable energy industry. Currently, the tax code provides that the production tax credit for wind projects (the "PTC") applies to qualifying projects for which the construction commencement date was prior to January 1, 2020. The PTC will be reduced by 20% for 2017, by 40% for 2018, and finally will be reduced by 60% for 2019. Similarly, a phase down rate of the investment tax credit (the "ITC") in lieu of PTC is available for wind projects: 30% ITC for projects commencing before 2017, 24% for projects commencing in 2017, 18% for projects commencing in 2018 and 12% for projects commencing in 2019. Solar projects, however, will be eligible for an investment tax credit (the "Solar ITC") only. The Solar ITC is 30% for projects commencing prior to 2020 and is reduced to 26% for projects commencing in 2020 and to 22% for projects commencing in 2021. After 2021, the Solar ITC will permanently remain at 10% for projects that commence prior to 2022, but are placed in service after 2023.

        The PTC, ITC, Solar ITC and cash grant program provide material incentives to develop wind energy generation facilities and thereby impact the demand for our manufactured products and services. The increased demand for our products and services resulting from the credits and incentives may continue until such credits or incentives lapse. The failure of Congress to extend or renew these incentives beyond their current expiration dates could significantly delay the development of wind energy generation facilities and the demand for wind turbines, towers and related components. In addition, we cannot assure you that any subsequent extension or renewal of the PTC, ITC, Solar ITC or cash grant program would be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. It is possible that these federal incentives will not be extended beyond their current expiration dates. Any delay or failure to extend or renew the PTC, ITC, Solar ITC or cash grant program in the future could have a material adverse impact on our business, results of operations, financial performance and future development efforts.

        State renewable energy portfolio standards generally require state-regulated electric utilities to supply a certain proportion of electricity from renewable energy sources or devote a certain portion of their plant capacity to renewable energy generation. Typically, subject utilities comply with such standards by qualifying for renewable energy credits evidencing the share of electricity that was produced from renewable sources. Under many state standards, these renewable energy credits can be unbundled from their associated energy and traded in a market system allowing generators with insufficient credits to meet their applicable state mandate. These standards have spurred significant growth in the wind energy industry and a corresponding increase in the demand for our manufactured products. Currently, the majority of states and the District of Columbia have renewable energy portfolio standards in place and certain states have voluntary utility commitments to supply a specific percentage of their electricity from renewable sources. The enactment of renewable energy portfolio standards in additional states or any changes to existing renewable energy portfolio standards, or the enactment of a federal renewable energy portfolio standard or imposition of other greenhouse gas regulations may impact the demand for our products. We cannot assure you that government support for renewable energy will continue. The elimination of, or reduction in, state or federal government policies that support renewable energy could have a material adverse impact on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our business is seasonal and is affected by adverse weather conditions and the spending patterns of our customers, exposing us to variable quarterly results.

        Some of our customers reduce their expenditures and work order requests towards the end of the calendar year. Adverse weather conditions, particularly during the winter season, can also affect our ability to perform outdoor services in certain regions of North America. As a result, we generally experience reduced revenue in the first quarter of each calendar year. Natural catastrophes such as hurricanes or other severe weather could also have a negative effect on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crews stationed in those regions, which could negatively affect our results of operations, cash flows and liquidity.

We are self-insured against certain potential liabilities.

        Although we maintain insurance policies with respect to employer's liability, general liability, auto and workers compensation claims, those policies are subject to deductibles or self-insured retention amounts of up to $500,000 per occurrence. We are primarily self-insured for all claims that do not exceed the amount of the applicable deductible/self-insured retention. In addition, for our employees not part of a collective bargaining agreement, we provide employee health care benefit plans. Our primary health insurance plan is subject to a deductible of $100,000 per individual claim per year.

        Our insurance policies include various coverage requirements, including the requirement to give appropriate notice. If we fail to comply with these requirements, our coverage could be denied.

        Losses under our insurance programs are accrued based upon our estimates of the ultimate liability for claims reported and an estimate of claims incurred but not reported. Insurance liabilities are difficult to assess and estimate due to unknown factors, including the severity of an injury, the extent of damage, the determination of our liability in proportion to other parties and the number of incidents not reported. The accruals are based upon known facts and historical trends.

Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future operating results.

        Our backlog consists of the estimated amount of services to be completed from future work on uncompleted contracts. It also includes revenue from change orders and renewal options. Most of our contracts are cancelable on short or no advance notice. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog.

        Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions in expected future work due to changes in our customers' spending plans, as well as on construction projects, due to market volatility, regulatory and other factors. There can be no assurance as to our customers' requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations, profitability, cash flows and growth prospects could be materially and adversely affected.

We may choose, or be required, to pay our subcontractors even if our customers do not pay, or delay paying us for the related services.

        We use subcontractors to perform portions of our services. In some cases, we pay our subcontractors before our customers pay us for the related services. We could experience a material decrease in profitability and liquidity if we choose, or are required, to pay our subcontractors for work performed for customers that fail to pay, or delay paying us, for the related work.

Our subcontractors may fail to satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which may have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        We depend on subcontractors to perform work on some of our projects. There is a risk that we may have disputes with subcontractors arising from, among other things, the quality and timeliness of the work they perform, customer concerns about our subcontractors, or our failure to extend existing work orders or issue new work orders under a subcontracting arrangement. If any of our subcontractors fails to deliver the agreed-upon supplies and/or perform the agreed-upon services on a timely basis, then our ability to fulfill our obligations as a prime contractor may be jeopardized. In addition, the absence of qualified subcontractors with whom we have satisfactory relationships could adversely affect our ability to perform under some of our contracts or the quality of the services we provide. Any of these factors could have a material adverse effect on our results of operations, cash flows and liquidity.

        We also rely on suppliers to obtain the necessary materials for certain projects, and on equipment manufacturers and lessors to provide us with the equipment we require to conduct our operations. Although we are not dependent on any single supplier or equipment manufacturer or lessor, any substantial limitation on the availability of required suppliers or equipment could negatively affect our operations. Market and economic conditions could contribute to a lack of available suppliers or equipment. If we cannot acquire sufficient materials or equipment, it could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Many of our customers are regulated by federal and state government agencies, and the addition of new regulations or changes to existing regulations may adversely impact demand for our services and the profitability of those services.

        Many of our energy customers are regulated by the Federal Energy Regulatory Commission, or FERC, and our utility customers are regulated by state public utility commissions. These agencies could change the way in which they interpret the application of current regulations and/or may impose additional regulations. Interpretative changes or new regulations having an adverse effect on our customers and the profitability of the services they provide could reduce demand for our services, which could adversely affect our results of operations, cash flows and liquidity.

        Any future restrictions or regulations which might be adopted could lead to operational delays, increased operating costs for our customers in the wind industry that could result in reduced capital spending and/or delays or cancellations of future wind infrastructure projects, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

We could incur substantial costs to comply with environmental, health, and safety laws and regulations and to address violations of or liabilities under these requirements.

        Our operations and products are subject to a variety of environmental laws and regulations in the jurisdictions in which we operate and sell products governing, among other things, air emissions, wastewater discharges, the use, handling and disposal of hazardous materials, soil and groundwater contamination, employee health and safety, and product content, performance and packaging. We cannot guarantee that we will at all times be in compliance with such laws and regulations and if we fail to comply with these laws and regulations or our permitting and other requirements, we may be required to pay fines or be subject to other sanctions. Also, certain environmental laws can impose the entire or a portion of the cost of investigating and cleaning up a contaminated site, regardless of fault, upon any one or more of a number of parties, including the current or previous owner or operator of the site. These environmental laws also impose liability on any person who arranges for the disposal or treatment of hazardous substances at a contaminated site. Third parties may also make claims against owners or operators of sites and users of disposal sites for personal injuries and property damage associated with releases of hazardous substances from those sites.

        Changes in existing environmental laws and regulations, or their application, could cause us to incur additional or unexpected costs to achieve or maintain compliance. The assertion of claims relating to on- or off-site contamination, the discovery of previously unknown environmental liabilities, or the imposition of unanticipated investigation or cleanup obligations, could result in potentially significant expenditures to address contamination or resolve claims or liabilities. Such costs and expenditures could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our failure to properly manage projects, or project delays, may result in additional costs or claims, which could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Certain of our engagements involve large-scale, complex projects that may occur over extended time periods. The quality of our performance on such a project depends in large part upon our ability to manage our client relationship and the project itself and to timely deploy appropriate resources, including third-party contractors and our own personnel. Our business, financial condition, results of operations, profitability, cash flows and growth prospects could be adversely affected if we miscalculate the resources or time needed to complete a project with capped or fixed fees, or the resources or time needed to meet contractual milestones. Additionally, delays on a particular project, including delays in designs, engineering information or materials provided by the customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, delays from a customer's failure to timely obtain permits or rights-of-way or to meet other regulatory requirements, weather-related delays, permitting delays, governmental, market, political and other factors, some of which are beyond our control, may result in the cancellation or deferral of project work, which could lead to a decline in revenue from lost project work, or, for project deferrals, could cause us to incur costs for standby pay, and may lead to personnel shortages on other projects scheduled to commence at a later date.

        In addition, some of our agreements require that we share in cost overages or pay liquidated damages if we do not meet project deadlines; therefore, any failure to properly estimate or manage cost or delays in the completion of projects, could subject us to penalties, which could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects. Further, any defects or errors, or failures to meet our customers' expectations could result in damage claims against us, and because of the substantial cost of, and potentially long lead-times necessary to acquire certain of the materials and equipment used in our complex projects, damage claims may substantially exceed the amount we can charge for our associated services.

We may not accurately estimate the costs associated with services provided under fixed price contracts, which could impair our financial performance.

        We derive a significant portion of our revenue from fixed-price contracts. Under these contracts, we typically set the price of our services on a per unit or aggregate basis and assume the risk that certain costs associated with our performance may be greater than what we estimated. In addition, we enter into contracts for specific projects or jobs that may require the installation or construction of an entire infrastructure system or specified units within an infrastructure system, which are priced on a per unit basis. Profitability will be reduced if actual costs to complete each unit exceed our original estimates. If estimated costs to complete the remaining work for the project exceed the expected revenue to be earned, the full amount of any expected loss on the project is recognized in the period the loss is determined. Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services and our ability to execute in accordance with our plans. A variety of factors affect these costs, such as lower than anticipated productivity, conditions at work sites differing materially from those anticipated at the time we bid on the contract and higher costs of materials and labor. These variations, along with other risks inherent in performing fixed price contracts, may cause actual project revenue and profits to differ from original estimates. As a result, if actual costs exceed our estimates, we could have lower margins than anticipated, or losses, which could reduce our business, financial condition, results of operations, profitability, cash flows and growth prospects.

We recognize revenue from installation/construction fixed price contracts using the percentage-of-completion method; therefore, variations of actual results from our assumptions may reduce our profitability.

        We recognize revenue from fixed price contracts using the percentage-of-completion method, under which the percentage of revenue to be recognized in a given period is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. The percentage-of-completion method therefore relies on estimates of total expected contract costs. Contract revenue and total cost estimates are reviewed and revised on an ongoing basis as the work progresses. Adjustments arising from changes in the estimates of contracts revenue or costs are reflected in the fiscal period in which such estimates are revised. Estimates are based on management's reasonable assumptions, judgment and experience, but are subject to the risks inherent in estimates, including unanticipated delays or technical complications. Variances in actual results from related estimates on a large project, or on several smaller projects, could be material. The full amount of an estimated loss on a contract is recognized in the period that our estimates indicate such a loss. Such adjustments and accrued losses could result in reduced profitability, which could negatively impact our liquidity and results of operations.

Our failure to recover adequately on claims against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on our financial results.

        We occasionally bring claims against project owners for additional costs that exceed the contract price or for amounts not included in the original contract price. Similarly, we present change orders and claims to our subcontractors and suppliers. If we fail to properly document the nature of change orders or claims, or are otherwise unsuccessful in negotiating a reasonable settlement, we could incur reduced profits, cost overruns or a loss on the project. These types of claims can often occur due to matters such as owner-caused delays, changes from the initial project scope, which result in additional cost, both direct and indirect, or from project or contract terminations. From time to time, these claims can be the subject of lengthy and costly proceedings, and it is often difficult to accurately predict when these claims will be fully resolved. When these types of events occur and unresolved claims are pending, we may invest significant working capital in projects to cover cost overruns pending the resolution of the relevant claims. A failure to promptly recover on these types of claims could have a material adverse effect on our liquidity and financial results.

Our business may be affected by difficult work sites and environments, which could cause delays and/or increase our costs and reduce profitability.

        We perform work under a variety of conditions, including, but not limited to, challenging and hard to reach terrain and difficult site conditions. Performing work under such conditions can result in project delays or cancellations, potentially causing us to incur additional, unanticipated costs, reductions in revenue or the payment of liquidated damages. In addition, some of our contracts require that we assume the risk should actual site conditions vary from those expected. Some of our projects involve challenging engineering, procurement and construction phases, which may occur over extended time periods. We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which affect our ability to complete a project as originally scheduled. In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay. We may not be able to recover any of such costs. Any such delays or cancellations or errors or other failures to meet customer expectations could result in damage claims substantially in excess of the revenue associated with a project. Delays or cancellations could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts and our business, financial condition, results of operations, profitability, cash flows and growth prospects.

We derive a significant portion of our revenue from a concentrated base of customers, and the loss of a small number of our significant customers, or a reduction in their demand for our services, could impair our financial performance.

        Our business is concentrated among relatively few customers, and a significant proportion of our services are provided on a project by project basis. Although we have not been dependent upon any one customer, our revenue could significantly decline if we were to lose a small number of our significant customers, or if a few of our customers elected to perform the work that we provide with in-house service teams. In addition, our results of operations, cash flows and liquidity could be negatively affected if our customers reduce the amount of business they provide to us, or if we complete the required work on non-recurring projects and cannot replace them with similar projects. Many of the contracts with our largest customers may be canceled on short or no advance notice. Any of these factors could negatively impact our results of operations, cash flows and liquidity.

A drop in the price of energy sources other than solar or wind energy would adversely affect our results of operations.

        We believe that a customer's decision to invest in solar or wind projects, as opposed to other forms of electric power generation, is to a significant degree driven by the levelized cost of energy production. Changes in technology or cost of commodities could lessen the appeal of wind-generated electricity and other renewables relative to other technologies for power generation. Similarly, government support for other forms of renewable or non-renewable power generation could make construction of wind and solar generating projects less attractive to customers economically. The ability of energy conservation technologies, public initiatives and government incentives to reduce electricity consumption could also lead to a reduction in the need for new generating capacity and in turn reduce demand for our services. If prices for electricity generated by wind or solar facilities are not competitive or demand for new production falls, our business, financial condition, results of operations, profitability, cash flows and growth prospects may be materially harmed.

Increases in the costs of fuel could reduce our operating margins.

        The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Any increase in fuel costs could materially reduce our profitability and liquidity because most of our contracts do not allow us to adjust our pricing for such expenses.

We maintain a workforce based upon current and anticipated workloads. We could incur significant costs and reduced profitability from underutilization of our workforce if we do not receive future contract awards, if these awards are delayed, or if there is a significant reduction in the level of work we provide.

        Our estimates of future performance and results of operations depend on, among other factors, whether and when we receive new contract awards, which affect the extent to which we are able to utilize our workforce. The rate at which we utilize our workforce is affected by a variety of factors, including our ability to manage attrition, our ability to forecast our need for services, which allows us to maintain an appropriately sized workforce, our ability to transition employees from completed projects to new projects or between internal business groups, and our need to devote resources to non-chargeable activities such as training or business development. While our estimates are based upon our good faith judgment, these estimates can be unreliable and may frequently change based on newly available information. In the case of large-scale projects where timing is often uncertain, it is particularly difficult to predict whether and when we will receive a contract award. The uncertainty of contract award timing can present difficulties in matching our workforce size to our contract needs. If an expected contract award is delayed or not received, we could incur costs resulting from reductions in staff or redundancy of facilities, which could reduce our profitability and cash flows.

In the ordinary course of our business, we may become subject to lawsuits, indemnity or other claims, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        From time to time, we are subject to various claims, lawsuits and other legal proceedings brought or threatened against us in the ordinary course of our business. These actions and proceedings may seek, among other things, compensation for alleged personal injury, workers' compensation, employment discrimination and other employment-related damages, breach of contract, property damage, environmental liabilities, multiemployer pension plan withdrawal liabilities, punitive damages and civil penalties or other losses, liquidated damages, consequential damages, or injunctive or declaratory relief. We may also be subject to litigation involving allegations of violations of the Fair Labor Standards Act and state wage and hour laws. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts, and, in some instances, we may be allocated risk through our contract terms for actions by our customers or other third parties.

        Claimants may seek large damage awards and defending claims can involve significant costs. When appropriate, we establish reserves against these items that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments. We could experience a reduction in our profitability and liquidity if our legal reserves are inadequate, our insurance coverage proves to be inadequate or becomes unavailable, or our self-insurance liabilities are higher than expected. The outcome of litigation is difficult to assess or quantify, as plaintiffs may seek recovery of very large or indeterminate amounts in these types of lawsuits or proceedings, and the magnitude of the potential loss may remain unknown for substantial periods of time. Furthermore, because litigation is inherently uncertain, the ultimate resolution of any such claim, lawsuit or proceeding through settlement, mediation, or court judgment could have a material adverse effect on our business, financial condition or results of operations. In addition, claims, lawsuits and proceedings may harm our reputation or divert management's attention from our business or divert resources away from operating our business, and cause us to incur significant expenses, any of which could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our inability to enforce non-competition agreements with former principals and key management of the businesses we acquire may adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Our existing senior management team has entered into non-competition agreements in our favor and we would generally expect to require key management and former principals of the businesses we acquire to enter into similar non-competition agreements in our favor. Enforceability of these non-competition agreements varies from state to state, and state courts will generally examine all of the facts and circumstances at the time a party seeks to enforce a non-competition agreement; consequently, we cannot predict with certainty whether, if challenged, a court will enforce any particular non-competition agreement. If one or more former principals or members of key management of the businesses we acquire terminate their employment with us and the courts refuse to enforce the non-competition agreement entered into by such person or persons, we might be subject to increased competition, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Certain of our businesses have employees who are represented by unions or are subject to collective bargaining agreements. The use of a unionized workforce and any related obligations could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Certain of our employees are represented by labor unions and collective bargaining agreements. Although all such collective bargaining agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur despite the terms of these agreements. Strikes or work stoppages could adversely affect our relationships with our customers and cause us to lose business. Additionally, as current agreements expire, the labor unions may not be able to negotiate extensions or replacements on terms favorable to their members, or at all, or avoid strikes, lockouts or other labor actions from time to time that may affect their members. Therefore, it cannot be assured that new agreements will be reached with employee labor unions as existing contracts expire, or on desirable terms. Any action against us relating to the union workforce we employ could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our participation in multiemployer pension plans may subject us to liabilities that could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Substantially all of our union and collective bargaining agreements require us to participate with other companies in multiemployer pension plans. To the extent that U.S.-registered plans are underfunded defined benefit plans, the Employee Retirement Income Security Act of 1974, as amended by the Multiemployer Pension Plan Amendments Act of 1980 (collectively, "ERISA"), which governs U.S.-registered multiemployer pension plans, subjects employers to substantial liabilities upon the employer's complete or partial withdrawal from, or upon termination of, such plans. Under current law pertaining to employers that are contributors to U.S.-registered multiemployer defined benefit plans, a plan's termination, an employer's voluntary withdrawal from, or the mass withdrawal of contributing employers from, an underfunded multiemployer defined benefit plan requires participating employers to make payments to the plan for their proportionate share of the multiemployer plan's unfunded vested liabilities. These liabilities include an allocable share of the unfunded vested benefits of the plan for all plan participants, not only for benefits payable to participants of the contributing employer. As a result, participating employers may bear a higher proportion of liability for unfunded vested benefits if the other participating employers cease to contribute to, or withdraw from, the plan. The allocable portion of liability to participating employers could be more disproportionate if employers that have withdrawn from the plan are insolvent, or if they otherwise fail to pay their proportionate share of the withdrawal liability. We currently contribute, and in the past have contributed to, plans that are underfunded, and, therefore, could have potential liability associated with a voluntary or involuntary withdrawal from, or termination of, these plans. We currently do not have plans to withdraw from, and are not aware of related liabilities associated with these plans. However, there can be no assurance that we will not be assessed liabilities in the future. The Pension Protection Act of 2006 (the "PPA") requires that underfunded pension plans improve their funding ratios within prescribed intervals based on their level of underfunding, under which benefit reductions may apply and/or participating employers could be required to make additional contributions. In addition, if a multiemployer defined benefit plan fails to satisfy certain minimum funding requirements, the Internal Revenue Service (the "IRS") may impose on the employers contributing to such a plan a non-deductible excise tax of 5% of the amount of the accumulated funding deficiency.

        Based upon the information available to us from plan administrators as of December 31, 2016, several of the multiemployer pension plans in which we participate are underfunded and, as a result, we could be required to increase our contributions, including in the form of a surcharge on future benefit contributions. The amount of additional funds we may be obligated to contribute in the future cannot be estimated, as these amounts are based on future levels of work of the union employees covered by these plans, investment returns and the level of underfunding of such plans.

        Withdrawal liabilities, requirements to pay increased contributions, and/or excise taxes in connection with any of the multiemployer pension plans in which we participate could negatively impact our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our financial results are based, in part, upon estimates and assumptions that may differ from actual results.

        In preparing our consolidated financial statements in conformity with U.S. GAAP, management makes a number of estimates and assumptions that affect the amounts reported in our consolidated financial statements. These estimates and assumptions must be made because certain information used in the preparation of our consolidated financial statements is either dependent on future events or cannot be calculated with a high degree of precision from data available. In some cases, these estimates are particularly uncertain and we must exercise significant judgment. Key estimates include: the recognition of revenue and project profit or loss, which we define as project revenue less project costs of revenue, including project-related depreciation, in particular, on long-term construction contracts or other projects accounted for under the percentage-of-completion method, for which the recorded amounts require estimates of costs to complete projects, ultimate project profit and the amount of probable contract price adjustments; allowances for doubtful accounts; estimated fair values of goodwill and intangible assets, acquisition-related contingent consideration, investments in equity investees; asset lives used in computing depreciation and amortization; accrued self-insured claims; share-based compensation; other reserves and accruals; accounting for income taxes; and the estimated impact of contingencies and ongoing litigation. Actual results could differ materially from the estimates and assumptions that we use, which could have a material adverse effect on our results of operations, cash flows and liquidity.

We may have additional tax liabilities associated with our domestic operations and discontinued Canadian operations.

        We are currently subject to federal and state income taxes in the United States. Management must exercise significant judgment in determining our provision for income taxes due to lack of clear and concise tax laws and regulations in certain jurisdictions. Tax laws may be changed or clarified and such changes may adversely affect our tax provisions. We are audited by various U.S. tax authorities and in the ordinary course of our business there are many transactions and calculations for which the ultimate tax determination may be uncertain.

Warranty claims and foreign exchange and currency risks resulting from our services could have a material adverse effect on our business.

        We generally warrant the work we perform for a two-year period following substantial completion of a project, subject to further extensions of the warranty period following repairs or replacements. We have not historically accrued reserves for potential warranty claims in the United States, as they have not been material, but such claims could potentially increase. We do maintain reserves for warranty claims with respect to our discontinued operations in Canada. If warranty claims in the United States occur, we could be required to repair or replace warrantied items at our cost, or, if our customers elect to repair or replace the warrantied item using the services of another provider, we could be required to pay for the cost of the repair or replacement. Additionally, while we generally require that the materials provided to us by suppliers have warranties consistent with those we provide to our customers, if any of these suppliers default on their warranty obligations to us, we may incur costs to repair or replace the defective materials for which we are not reimbursed. The costs associated with such warranties, including any warranty-related legal proceedings, could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Also, we denominate our contracts in U.S. dollars or in the currencies of our costs. In the past, however, we have entered, and in the future, we may enter, into new contracts in foreign locations that are denominated in currencies other than U.S. dollars, subjecting us to currency risk exposure, particularly when the contract revenue is denominated in a currency different from the contract costs. To the extent that we enter into contracts in the future that are not denominated in U.S. dollars, we will be subject to foreign currency risks, including risks resulting from changes in foreign exchange rates and limitations on our ability to reinvest earnings from operations in one country to fund the financing requirements of our operations in other countries.

Our credit facility imposes restrictions on us that may prevent us from engaging in transactions that might benefit us, including responding to changing business and economic conditions or securing additional financing, if needed.

        The terms of our credit facility contain customary events of default and covenants that restrict us from taking certain actions without satisfying certain financial tests or obtaining the consent of the lenders. The restricted actions include, among other things (i) liens; (ii) indebtedness, (including guarantees and other contingent obligations) (subject to certain exceptions, including among other items, indebtedness under a permitted incremental term loan facility); (iii) investments (including loans, advances and acquisitions); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions and share repurchases (provided, that the loan documents shall permit) (x) distributions to certain of the Company's subsidiaries, (y) tax distributions and (z) certain other distributions by certain of the Company's subsidiaries (including distributions for customary public company expenses and distributions for payments on preferred equity of the Company); (vii) changes in the nature of the business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds; (xi) capital expenditures, provided that (A) unfinanced capital expenditures will be permitted in an aggregate amount up to $20.0 million per annum and (B) unlimited financed capital expenditures, subject to pro forma compliance with the Company's financial covenants; (xii) amendments of organizational documents; (xiii) changes in accounting policies, reporting practices, fiscal year, legal name, state of formation or form of entity; (xiv) sale and lease-back transactions; (xv) payment of credit support, advisory and similar fees to affiliates; (xvi) ownership of subsidiaries; (xvii) sanctions and (xviii) use of proceeds in violation of anti-corruption laws.

        Our credit facility requires that we comply with a consolidated leverage ratio and maintain a minimum level of EBITDA. Should we be unable to comply with the terms and covenants of our credit facility, we would be required to obtain consents from our bank group, further modify our credit facility or secure another source of financing to continue to operate our business, none of which may be available to us on reasonable terms or at all. A default could also result in the acceleration of our obligations under the credit facility. In addition, these covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions or securing additional financing, if needed. To the extent we need additional financing, we may not be able to obtain such financing at all or on favorable terms, which may materially decrease our profitability, cash flows and liquidity.

We may be unable to obtain additional financing to fund the operations and growth of the Company.

        We may require additional financing to fund our operations or growth. The failure to secure additional financing could have a material adverse effect on our continued development or growth.

We may be unable to obtain sufficient bonding capacity to support certain service offerings, and the need for performance and surety bonds may reduce our availability under our credit facility.

        Some of our contracts require performance and payment bonds. If we are not able to renew or obtain a sufficient level of bonding capacity in the future, we may be precluded from being able to bid for certain contracts or successfully contract with certain customers. In addition, even if we are able to successfully renew or obtain performance or payment bonds, we may be required to post letters of credit or other collateral security in connection with the bonds, which would reduce availability under our credit facility. Furthermore, under standard terms in the surety market, sureties issue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds. If we were to experience an interruption or reduction in the availability of bonding capacity as a result of these or any other reasons, we may be unable to compete for or work on certain projects that require bonding.

Economic downturns could reduce capital expenditures in the industries we serve, which could result in decreased demand for our services.

        The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the U.S. economy. During economic downturns, our customers may not have the ability to fund capital expenditures for infrastructure, or may have difficulty obtaining financing for planned projects. In addition, uncertain or adverse economic conditions that create volatility in the credit and equity markets may reduce the availability of debt or equity financing for our customers, causing them to reduce capital spending. This has resulted, and in the future could result, in cancellations of projects or deferral of projects to a later date. Such cancellations or deferrals could materially and adversely affect our results of operations, cash flows and liquidity. These conditions could also make it difficult to estimate our customers' demand for our services and add uncertainty to the determination of our backlog.

        In addition, our customers are negatively affected by economic downturns that decrease the need for their services or the profitability of their services. During an economic downturn, our customers also may not have the ability or desire to continue to fund capital expenditures for infrastructure or may outsource less work. A decrease in related project work could negatively impact demand for the services we provide and could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our customers may be adversely affected by market conditions and economic downturns, which could impair their ability to pay for our services.

        Slowing conditions in the industries we serve, as well as economic downturns or bankruptcies within these industries, may impair the financial condition of one or more of our customers and hinder their ability to pay us on a timely basis. In difficult economic times, some of our clients may find it difficult to pay for our services on a timely basis, increasing the risk that our accounts receivable could become uncollectible and ultimately be written off. In certain cases, our clients are project-specific entities that do not have significant assets other than their interests in the project. From time to time, it may be difficult for us to collect payments owed to us by these clients. Delays in client payments may require us to make a working capital investment, which could negatively impact our cash flows and liquidity. If a client fails to pay us on a timely basis or defaults in making payments on a project for which we have devoted significant resources, it could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our industry is highly competitive, which may reduce our market share and harm our financial performance.

        We compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing and prospective customers that employ in-house personnel to perform some of the services we provide. Additionally, organizations that have adequate financial resources and access to technical expertise and skilled personnel may become a competitor. Most of our customers' work is awarded through a bid process. Consequently, although management believes reliability is often more important to customers than price, price is often the principal factor that determines which service provider is selected, especially on smaller, less complex projects. Smaller competitors sometimes win bids for these projects based on price alone due to their lower costs and financial return requirements. Additionally, our bids for certain projects may not be successful because of a customer's perception of our relative ability to perform the work as compared to our competitors or a customer's perception of technological advantages held by our competitors as well as other factors. Our business, financial condition, results of operations, profitability, cash flows and growth prospects could be materially and adversely affected if we are unsuccessful in bidding for projects or renewing our contracts, or if our ability to win such projects or agreements requires that we accept lower margins.

Many of the industries we serve are subject to customer consolidation, rapid technological and regulatory changes, and our inability or failure to adjust to our customers' changing needs could result in decreased demand for our services.

        We derive a substantial portion of our revenue from customers in the wind utilities and power generation industries, which are subject to consolidation, rapid changes in technology and governmental regulation. Consolidation of any of our customers, or groups of our customers, could result in the loss of one or more of these customers, or could affect customer demand for the services we provide. Additionally, changes in technology may reduce demand for the services we provide.

        New technologies or upgrades to existing technologies by customers could reduce demand for our services. Technological advances may result in lower costs for sources of energy, which could render existing renewable energy projects and technologies uncompetitive or obsolete. Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve could have a material adverse effect on our results of operations, cash flows and liquidity. Furthermore, our customers in the wind utilities and power generation industries face stringent regulatory and environmental requirements and permitting processes as they implement plans for their projects, any of which could result in delays, reductions and cancellations of projects, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Risks Related to our Securities

There can be no assurance that we will be able to comply with the continued listing standards of NASDAQ.

        Our Common Stock and public warrants are currently listed on NASDAQ. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. If NASDAQ delists our Common Stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

  •
  a limited availability of market quotations for our securities;

  •
  reduced liquidity for our securities;

  •
  a determination that our Common Stock is a "penny stock" which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

  •
  a limited amount of news and analyst coverage; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

        The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities." Because our Common Stock and public warrants are listed on NASDAQ, they are covered securities. Although the states are preempted from regulating the sale of our securities, if we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

        We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations or the continued listing of our Common Stock and Warrants.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

        Our quarterly operating results may fluctuate significantly because of several factors, including:

  •
  labor availability and costs for hourly and management personnel;

  •
  profitability of our products and services, especially in new markets and due to seasonal fluctuations;

  •
  changes in interest rates;

  •
  impairment of long-lived assets;

  •
  macroeconomic conditions, both nationally and locally;

  •
  negative publicity relating to products and services we offer;

  •
  changes in consumer preferences and competitive conditions;

  •
  expansion to new markets; and

  •
  fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, our business or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of our Common Stock could decline.

        The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then-outstanding warrants.

        Our warrants were issued in registered form under a Warrant Agreement, dated as of March 26, 2018 with Continental Stock Transfer & Trust Company (as amended, the "Warrant Agreement"). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Common Stock equals or exceeds $24.00 per share on each of 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their respective permitted transferees.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

        Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

  •
  a staggered Board of Directors ("Board") providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our Board;

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  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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  a prohibition on stockholders calling a special meeting and the requirement that a special meeting of stockholders may only be called by (i) the chairman of our Board, (ii) our Chief Executive Officer, (iii) a majority of our Board, or (iv) directors designated by M III Sponsor, LLC or Oaktree subject to certain conditions set forth in the Investor Rights Agreement (as defined below); and

  •
  the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of the Common Stock of the Company and, in the case of our bylaws, in some cases 80% of the Common Stock.

We will incur increased costs and obligations as a result of being a public, listed company.

        As a privately held company, IEA had not been required to comply with a number of corporate governance and financial reporting practices and policies required for a public company listed on a national stock exchange. As a public, listed company, we will incur significant legal, accounting and other expenses that neither the Company nor IEA was required to incur in the recent past, particularly after the Company is no longer an "emerging growth company," as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and NASDAQ have created uncertainty for public companies and increased the costs and the time that our board of directors and management will need to devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue-generating activities.

        Furthermore, the need to establish the corporate infrastructure necessary for a public, listed company may divert management's attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, accounting systems disclosure controls and procedures, auditing functions and other procedures related to public reporting in order to meet our reporting obligations as a public company.

        For as long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." We may remain an "emerging growth company" for up to five years or until such earlier time that we have more than $1.07 billion in annual revenues, have more than $700,000,000 in market value of our common shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three year period. Further, there is no guarantee that the exemptions available to us under the JOBS Act will result in significant savings. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, we may incur additional compliance costs, which may impact earnings and result in further diversion of management time and attention from revenue-generating activities.

IEA's management and independent registered public accounting firm have identified internal control deficiencies, which IEA's management and independent registered public accounting firm believe constitute material weaknesses. If we fail to establish and maintain effective internal control over financial reporting in the future, the ability of the combined company to timely and accurately report its financial results could be adversely affected.

        In connection with the audits of our consolidated financial statements as of December 31, 2016 and 2017 and for each of the three years in the period ended December 31, 2017, our independent registered public accounting firm informed us that they identified material weaknesses relating to our internal control over financial reporting under standards established by the PCAOB. The PCAOB defines a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a company's financial reporting.

        The material weaknesses identified by our independent registered public accounting firm indicated that IEA has not yet developed an entity level and financial reporting control environment that is designed with appropriate precision, including (i) accounting personnel with an appropriate level of accounting knowledge, experience, and training commensurate with complex accounting issues and financial reporting requirements, (ii) adequate procedures to prepare, document and review areas of significant judgments and accounting estimates, revenue recognition, and accruals (iii) timely and systematic review by management of journal entries.

        IEA has begun implementing a remediation plan, which includes the hiring during November 2017 of an experienced Chief Accounting Officer and a Director of SEC Reporting, and is evaluating whether additional resources may be required, which could result in increased costs. There is no assurance that the measures IEA has taken to date, or any measures the combined company may take in the future, will be sufficient to remediate the material weaknesses described above or to avoid potential future material weaknesses. If management fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, the combined company may not be able to produce timely and accurate financial statements and meet its SEC reporting obligations, which could result in sanctions by Nasdaq or the SEC. This could result in a loss of investor confidence and could lead to a decline in the stock price of the combined company.

Future sales of our Common Stock in the public market, or the perception that such sales may occur, could reduce the price of our Common Stock and Warrants.

        As a result of the registration statement of which this prospectus is a part, a significant number of shares of Common Stock will be available for sale into the public markets. In addition, we may sell shares of Common Stock or convertible securities in future offerings. We cannot predict the size of future issuances of Common Stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of Common Stock will have on the market price of our Common Stock or Warrants. Furthermore, to the extent Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of our Common Stock in the public market, or the perception that such sales could occur, may adversely affect prevailing market prices of our Common Stock and Warrants.

There is no guarantee that the warrants will ever be in the money, and they may expire worthless.

        Each Warrant entitles the holder to purchase one half of a share of Common Stock at an exercise price of $5.75, subject to adjustment as set forth in the Warrant Agreement. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and they may expire worthless.

Holders of our Series A Preferred Stock will rank senior to the Common Stock in an event of liquidation involving the Company.

        In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any voluntary or involuntary bankruptcy, insolvency or similar proceeding by or against the Company (any such events, "liquidation events"), the holders of our Series A Preferred Stock will be entitled to be paid the stated value of their Series A Preferred Stock plus all accrued and unpaid dividends before any payments can be made on the Common Stock. In the event the Company's assets are not sufficient to pay the stated value of their Series A Preferred Stock plus all accrued and unpaid dividends, holders of Common Stock may not receive any assets in connection with a liquidation event. See "Description of Securities."

Holders of our Common Stock may suffer dilution in the future upon conversion of our outstanding Series A Preferred Stock.

        The Series A Preferred Stock may be converted into shares of our Common Stock by the holders after the earlier of (i) the third anniversary of the Closing Date and (ii) a non-payment event or an uncured event of default with respect to the Series A Preferred Stock. If converted, each share of Series A Preferred Stock converts into the number of shares of Common Stock equal to (x) $1,000 plus accrued and unpaid dividends as of the conversion date divided by (y) the volume-weighted average price per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date; provided, however, that if a non-payment event or event of default has occurred and has not been cured as of the conversion date, the Company will issue the number of shares of Common Stock equal to (1) $1,000 plus accrued and unpaid dividends as of the conversion date divided by (2) the product of (x) 90% multiplied by (y) the volume-weighted average price per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date. As a result, conversion of the Series A preferred stock to common stock will dilute the ownership interest of existing holders of our common stock.

If the Business Combination's benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

        If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company's securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. If an active market for our securities continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

        Factors affecting the trading price of the Company's securities may include:

  •
  actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

  •
  changes in the market's expectations about our operating results;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  speculation in the press or investment community;

  •
  success of competitors;

  •
  our operating results failing to meet the expectation of securities analysts or investors in a particular period;

  •
  changes in financial estimates and recommendations by securities analysts concerning the Company or the market in general;

  •
  operating and stock price performance of other companies that investors deem comparable to the Company;

  •
  our ability to successfully identify, consummate and integrate business acquisitions;

  •
  our ability to market new and enhanced products on a timely basis;

  •
  changes in laws and regulations affecting our business;

  •
  commencement of, or involvement in, litigation involving the Company;

  •
  changes in the Company's capital structure, such as future issuances of securities or the incurrence of additional debt;

  •
  the volume of shares of our Common Stock available for public sale;

  •
  any major change in our Board or management;

  •
  sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

  •
  general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

        Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

        In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

        Our quarterly operating results may fluctuate significantly because of several factors, including:

  •
  labor availability and costs for hourly and management personnel;

  •
  profitability of our products and services, especially in new markets and due to seasonal fluctuations;

  •
  changes in interest rates;

  •
  impairment of long-lived assets;

  •
  macroeconomic conditions, both nationally and locally;

  •
  negative publicity relating to products and services we offer;

  •
  changes in consumer preferences and competitive conditions;

  •
  expansion to new markets; and

  •
  fluctuations in commodity prices.

Certain of our principal stockholders have significant influence over us.

        Oaktree beneficially owns approximately 48.3% of our Common Stock. As long as Oaktree owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.

        M III Sponsor I LLC and Oaktree have ongoing rights to nominate one or two directors, depending on their respective ownership interests, and, in the case of an increase in the size of the Board or an increase in their respective ownership percentages, additional directors proportional to their respective ownership percentages.

        The interests of Oaktree may not align with the interests of our other stockholders. The Sponsors and Oaktree are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Oaktree may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. Our current certificate and our proposed certificate of incorporation also provides that the Sponsors and Oaktree and their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Company, do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

The JOBS Act permits "emerging growth companies" like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

        We qualify as an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the "JOBS Act." As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following July 12, 2021, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700,000,000 as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because IEA had net revenues during its last fiscal year of approximately $455,000,000, if we expand our business or increase our revenues post-Business Combination, we may cease to be an emerging growth company prior to July 12, 2021.

        In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

        We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

USE OF PROCEEDS

        All of the shares of common stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $97,520,000 from the exercise of Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes.

 SELLING SECURITYHOLDERS

Beneficial Ownership

        The following tables set forth, as of April 18, 2018, certain information regarding the ownership of our Common Stock and Warrants held by the selling securityholders, the number of shares being registered hereby and information with respect to shares and warrants to be beneficially owned by the selling securityholders assuming all the shares registered hereunder are sold. The percentages in the following table are based on 21,577,650 shares of our common stock and 16,960,000 warrants outstanding as of April 18, 2018. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our common stock issuable upon exercise of that particular holder's warrants and did not assume exercise of any other holder's warrants.

Common Stock

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
Selling Securityholder	Number	Percentage(*)	Number	Number
Private Placement Warrant Holders and Founder Share Holders
IEA Parent(1)	10,428,500	48.3%	10,428,500	0
Mohsin Y. Meghji(2)	2,212,926	9.9%	2,212,926	0
Polar Multi-Strategy Master Fund(3)	285,714	1.3%	285,714	0
MMCAP International Inc. SPC(4)	84,437	*	84,437	0
Steven M. Oliveira(5)	42,219	*	42,219	0
Cooper Creek Partners Management LLC(6)	142,778	*	142,778	0
Islet Management, LP(7)	37,239	*	37,239	0
J. Goldman Master Fund, L.P.(8)	37,239	*	37,239	0
Andrew L. Farkas(9)	177,766	*	177,766	0
Frank Garrison 2002 Trust(10)	44,442	*	44,442	0
Suleman Lunat(11)	22,221	*	22,221	0
Main Street Global LLC(12)	206,091	*	206,091	0
Osbert Hood(13)	20,000	*	20,000	0
Philip Marber(14)	20,000	*	20,000	0
M III Sponsor I, LLC(2)	1,536,025	7.1%	1,536,025	0
Financial Advisors
Cantor Fitzgerald & Co.(15)	1,212,354	5.6%	180,000	1,032,354
Stifel, Nicolaus & Company, Incorporated(16)	291,629	*	291,629	0
Jefferies LLC(17)	99,077	*	99,077	0
FMI Capital Advisors(18)	79,262	*	79,262	0
Backstop Purchasers
Royce Value Trust, Inc.(19)	812,500	3.7%	312,500	500,000
Ephraim Fields(20)	223,600	1.0%	62,500	161,100
Greenhaven Road Capital Fund I, L.P.(21)	1,401,741	6.2%	312,500	1,089,241
Dane Capital Fund LP(22)	162,500	*	62,500	100,000

(*)
Represents less than 1%

(1)
Represents 10,428,500 shares of Common Stock issued as consideration in the Business Combination. IEA Parent is controlled by Oaktree. The following entities may be deemed to have indirect beneficial ownership of the shares owned directly by IEA Parent: (i) Oaktree, (ii) Oaktree Fund GP, LLC ("GP LLC"), in its capacity as general partner of Oaktree, (iii) Oaktree Fund GP I, L.P. ("GP LP"), in its capacity as managing member of GP LLC, (iv) Oaktree Capital I, L.P. ("Capital I"), in its capacity as general partner of GP LP, (v) OCM Holdings I, LLC ("Holdings I"), in its capacity as general partner of Capital I, (vi) Oaktree Holdings, LLC ("Holdings LLC"), in its capacity as managing member of Holdings I, (vii) Oaktree Capital Group, LLC ("OCG"), in its capacity as managing member of Holdings LLC, and (viii) Oaktree Capital Group Holdings GP, LLC ("OCGH GP"), in its capacity as manager of OCG. OCGH GP is managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone. Each of Oaktree, GP LLC, GP LP, Capital I, Holdings I, Holdings LLC, OCG, OCGH GP (collectively, the "Oaktree entities") and the individual members of OCGH GP disclaim beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein. The business address of IEA Parent is 11611 San Vicente Boulevard, Suite 710, Los Angeles, California 90049 and the business address of Oaktree entities is 333 S. Grand Ave., Los Angeles, CA 90071.

(2)
Mohsin Meghji is the managing member of M III Acquisition Partners I LLC ("M III Partners"), the sole managing member of M III Sponsor I LLC. Consequently, he may be deemed the beneficial owner of the Common Stock held by M III Sponsor I LLC and has sole voting and dispositive control over such shares. Mr. Meghji disclaims beneficial ownership over any Common Stock or Warrants owned by M III Sponsor I LLC in which he does not have a pecuniary interest. Includes 190,000 private warrants held by M III Sponsor I LLC exercisable for 95,000 shares of Common Stock, and in the case of Mr. Meghji, 1,353,803 public warrants exercisable for 676,901 shares of Common Stock. The business address of M III Sponsor I LLC is c/o M-III Partners, LP, 3 Columbus Circle, New York, New York 10019.

(3)
Polar Asset Management Partners Inc. is the investment advisor of Polar Multi-Strategy Master Fund and, as such, has full authority to manage the affairs and investments of Polar Multi-Strategy Master Fund. Mr. Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners, Inc. and, as such, has full authority to manage the investments of Polar Asset Management Partners, Inc. Mr. Sabourin may be deemed to have voting and investment power with respect to the reporting shares.

(4)
MM Asset Management Inc. is the investment sub-advisor of MMCAP International, Inc. SPC and, as such, has full authority to manage the affairs and investments of MMCAP International Inc. SPC. Mr. Hillel Meltz, as portfolio manager of MM Asset Management Inc., is deemed to have voting and dispositive power over the reported shares.

(5)
Includes 4,222 shares held by Steven M. Oliveira 1998 Charitable Remainder Unitrust, 20,265 shares held by South Ocean Capital Management and 17,732 shares held by Steven M Oliveira Roth IRA. As trustee, Mr. Oliveira may be deemed to have voting and dispositive power over the reported shares, and as beneficiary of the trust, he may also be deemed to be the beneficial owner of the reported shares. Steven M. Oliveira Roth IRA is the sole member of South Ocean Capital Management and, as such, has full authority to manage the affairs and investments of South Ocean Capital Management. Steven M. Oliveira is the owner of Steven M. Oliveira Roth IRA and, as such, may be deemed to be beneficial owner of the reported shares and may also be deemed to have voting and dispositive control over the reported shares.

(6)
Mr. Robert Schwartz is the portfolio manager of Cooper Creek Partners Management LLC and has full authority to manage the investments of Cooper Creek Partners Management LLC. Includes 241,000 Warrants exercisable for 120,500 shares of Common Stock.

(7)
Mr. Joseph Samuels is the chief executive officer of Islet Management, LP and has the ultimate authority to manage the affairs and investments of Islet Management, LP.

(8)
J. Goldman & Co, L.P. is the investment manager of J. Goldman Master Fund, L.P. and, as such, has full authority to manage the affairs and investments of J. Goldman Master Fund, L.P. J. Goldman & Co, L.P. is managed by Jay G. Goldman, who has full authority to manage the affairs and investments of J. Goldman & Co, L.P. Therefore, Mr. Goldman may be deemed to have voting and investment power with respect to the reporting shares.

(9)
Mr. Farkas served as a director of the Company prior to the consummation of the Business Combination. Includes 40,000 Warrants exercisable for 20,000 shares of Common Stock.

(10)
Includes 10,000 Warrants exercisable for 5,000 shares of Common Stock. Amy Garrison is the trustee of the Frank Garrison 2002 Trust, and has voting and dispositive power over such Common Stock and Warrants.

(11)
Mr. Lunat served as the Company's Executive Vice President and Head of Corporate Development prior to the consummation of the Business Combination.

(12)
Mr. Jason Capone is the President of Main Street Global LLC and has full authority to manage the affairs and investments of Main Street Global, LLC.

(13)
Mr. Hood served as a director of the Company prior to the consummation of the Business Combination.

(14)
Mr. Marber served as a director of the Company prior to the consummation of the Business Combination.

(15)
The 180,000 shares being offered by Cantor Fitzgerald & Co. were purchased from the Company in a private placement simultaneously with the closing of the Company's IPO, and include 60,000 shares issuable upon exercise of 120,000 Warrants. Pursuant to FINRA regulations, such shares are deemed compensation for its services in connection with the IPO. Howard Lutnick, through indirect ownership of the general partners of Cantor Fitzgerald & Co., may be deemed the beneficial owner of the reported securities. Mr. Lutnick disclaims beneficial ownership except to the extent of his pecuniary interest therein. Cantor Fitzgerald & Co. acted as an underwriter in connection with the Company's IPO and as a capital markets advisor to the Company in connection with the Business Combination, for which it received an aggregate of $7.0 million in fees ($6.0 million of which constituted deferred underwriting fees), and, in connection with the Business Combination, pursuant to an agreement with the Company, it agreed to purchase 1,092,354 shares of Common Stock from redeeming stockholders. The business address of Cantor Fitzgerald & Co. is 110 East 59th Street, New York, New York 10022.

(16)
Stifel, Nicolaus & Company, Incorporated acted as a financial advisor to the Company in connection with the consummation of the Business Combination and received such shares as compensation for its services. Stifel Financial Corp. as the sole stockholder of Stifel Nicolaus & Company, Incorporated, may be deemed the beneficial owner of the reported securities.

(17)
Jefferies LLC acted as a financial advisor to the Company in connection with the consummation of the Business Combination and received such shares as compensation for its services. Jefferies LLC's ultimate parent, Leucadia National Corp., may be deemed the beneficial owner of the reported securities. Leucadia National Corp. disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(18)
FMI Capital Advisors acted as financial advisor to IEA Parent in connection with the consummation of the Business Combination and received such shares as compensation for its services. Tim Huckaby, as President of FMI Capital Advisors, Inc., may be deemed the beneficial owner of the reported securities. Mr. Huckaby disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(19)
Mr. Charles M. Royce is the portfolio manager of Royce Value Trust, Inc. and has full authority to manage the investments of Royce Value Trust, Inc. Includes 625,000 Warrants exercisable for shares of 312,500 Common Stock.

(20)
Includes 125,000 Warrants to be sold pursuant to this shelf registration statement, exercisable for 62,500 shares of Common Stock.

(21)
Mr. Scott Miller is the managing member of Greenhaven Road Capital Fund I, L.P. and has full authority to manage the investments of Greenhaven Road Capital Fund I, L.P. Includes 1,925,582 Warrants exercisable for 962,791 shares of Common Stock. The business address of Greenhaven Road Capital Fund I, L.P. is c/o Royce & Associates, LLC, 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(22)
Mr. Eric Gomberg is the managing member of Dane Capital Fund LLC and has full authority to manage the investments of Dane Capital Fund LLC. Includes 125,000 Warrants to be sold pursuant to this shelf registration statement, exercisable for 62,500 shares of Common Stock.

Warrants

Selling Securityholder	Warrants Beneficially Owned Prior to the Offering	Warrants Offered Hereby	Warrants Beneficially Owned After the Offering
Private Placement Warrant Holders and Founder Share Holders
Mohsin Y. Meghji(1)	1,543,803	1,543,803	0
Andrew L. Farkas(2)	40,000	40,000	0
Frank Garrison 2002 Trust(3)	10,000	10,000	0
Cantor Fitzgerald & Co.(4)	120,000	120,000	0
Suleman Lunat(5)	5,000	5,000	0
Backstop Purchasers
Royce Value Trust, Inc.(6)(7)	625,000	625,000	0
Ephraim Fields(6)(8)	163,200	125,000	38,200
Greenhaven Road Capital Fund I, L.P(6)(9).	1,925,582	625,000	1,300,582
Dane Capital Fund LP(6)(10)	125,000	125,000	0

(*)
Represents less than 1%

(1)
See footnote (2) to the Common Stock table above. Includes 1,353,803 Public Warrants and 190,000 Private Placement Warrants.

(2)
See footnote (9) to the Common Stock table above.

(3)
See footnote (10) to the Common Stock table above.

(4)
See footnote (15) to the Common Stock table above.

(5)
See footnote (11) to the Common Stock table above.

(6)
Royce Value Trust, Inc., Ephraim Fields, Greenhaven Road Capital Fund I, L.P and Dane Capital Fund LP (the "Backstop Parties") were parties to the Subscription and Backstop Agreement, dated March 7, 2018, with the Company, M III Sponsor I LLC and M III Sponsor I LP where by the Backstop Parties purchased shares of Common Stock of the Company to assist in the facilitation of the Business Combination in exchange for receiving Warrants.

(7)
See footnote (19) to the Common Stock table above.

(8)
See footnote (20) to the Common Stock table above.

(9)
See footnote (21) to the Common Stock table above.

(10)
See footnote (22) to the Common Stock table above.

Material Relationship with Selling Securityholders

        For information regarding material relationships between the Company and certain of the Selling Securityholders, in addition to those disclosed in the footnotes to the Selling Securityholder table above, see: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2017, "Item 13. Certain Relationships and Related Transactions, and Director Independence—Certain Relationships and Related Transactions," (ii) the descriptions of the Investor Rights Agreement, the Registration Rights Agreement and the Founder Shares Amendment Agreement under "Item 1.01

Entry into a Material Definitive Agreement" in the Current Report on Form 8-K filed by the Company on March 29, 2018, (iii) the description of the Waiver, Consent and Agreement to Forfeit Founder Shares under "Item 1.01 Entry into a Material Definitive Agreement" in the Current Report on Form 8-K filed by the Company on March 20, 2018; (iv) the description of the Subscription and Backstop Agreement under "Item 1.01 Entry into a Material Definitive Agreement" in the Current Report on Form 8-K filed by the Company on March 20, 2018; and (iv) "Certain Relationships and Related Transactions" in the definitive proxy statement filed on February 9, 2018, as supplemented (the "Proxy Statement").

        Certain of the selling securityholders are investment banks or financial advisors that have, as disclosed in the footnotes to the Selling Securityholder table above, provided investment banking or financial advisory services to the Company in the past and such persons may perform additional services to the Company in the future in the ordinary course of their business.

PLAN OF DISTRIBUTION

Issuance of Common Stock Underlying Warrants

        Pursuant to the terms of the Warrants, the shares of Common Stock issuable upon exercise thereof will be distributed to those Warrant holders who surrender the certificates representing the Warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

        The prices at which the shares of Common Stock underlying the Warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Resale of Common Stock and Warrants by Selling Securityholders

        We are registering Common Stock and Warrants offered by this prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock and Warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of any or all of their securities on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

        The Selling Securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

  •
  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

  •
  by distribution to its (or its affiliates) limited partners, general partners, members or other equityholders;

  •
  in privately negotiated transactions;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through the settlement of short sales (including short sales "against the box"), in each case subject to compliance with the Securities Act and other applicable securities laws;

  •
  through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

  •
  an exchange distribution in accordance with the rules of the applicable exchange, if any;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

  •
  directly to one or more purchasers;

  •
  in other ways not involving market makers or established trading markets;

  •
  by pledge to secure debts and other obligations;

  •
  through agents; or

  •
  in any combination of the above or by any other legally available means.

        The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Securityholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.

        The Selling Securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        Underwriters, broker-dealers and agents that act in connection with the sale of securities might be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

        A selling securityholder that is an entity may elect to make a pro rata in-kind distribution of the Common Stock or Warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Common Stock or Warrants acquired in the distribution. A selling securityholder that is an individual may make gifts of Common Stock or Warrants covered hereby. Such donees may use the prospectus to resell the ordinary shares or, if required by law, we may file a prospectus supplement naming such donees.

        To the extent required, the securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

        In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

        Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

        When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder's securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

        We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the Selling Securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

        We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or "blue sky" laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company. The parties to the Registration Rights Agreement shall be responsible for any underwriters' commissions and discounts or brokerage fees in respect of the registrable securities sold by them and the fees and expenses of any legal counsel representing them except as otherwise set forth in the Registration Rights Agreement.

DESCRIPTION OF SECURITIES

        This prospectus contains a summary description of our securities that we may offer from time to time. These summary descriptions are not meant to be complete descriptions and the particular terms of such securities will be described in the accompanying prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. Further, this summary is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, each of which is incorporated by reference, the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL"), as amended, and other applicable provisions of Delaware Law.

Common Stock

Common Stock

        Our certificate of incorporation provides that all of the shares of our common stock have identical rights, powers, preferences and privileges.

Voting Power

        Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified by our certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors are divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.

Dividends and other distributions.

        The holders of our Common Stock are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor and subject to the provisions of the Certificate of Designation (as defined below).

Liquidation, Dissolution and Winding Up

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive rights.

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Warrants

Public Stockholder's Warrants

        Each warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our business combination. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share of the company's Common Stock. Warrants may be exercised only for a whole number of shares of Common Stock at $11.50 per share. The warrants will expire five years after the completion of our business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

        We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis (except as set forth below), and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

        We have agreed that as soon as practicable, but in no event later than thirty (30) days, after the closing of our business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is not effective within 90 days after the closing of our initial business combination, warrant holders may, under the circumstances specified in the Warrant Agreement and until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

        Once the warrants become exercisable, we may call the warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption (the "30-day redemption period") to each warrant holder; and

  •
  if, and only if, the reported last sale price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

        If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

        We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $24.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

        If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a "cashless basis." In determining whether to require all holders to exercise their warrants on a "cashless basis," our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Common Stock for the 10 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsors and its permitted transferees would still be entitled to exercise their private placement warrants contained in the private placement units for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

        A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

        If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of common stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

        If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

        Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant.

        The warrants are issued in registered form under the Warrant Agreement, which provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

        For as long as the private placement warrants are held by Cantor Fitzgerald & Co. or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. If the private placement warrants are held by holders other than the Sponsors, Cantor Fitzgerald & Co. or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the public shares.

        If holders of the private placement warrants elect to exercise them on a cashless basis, each such holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Preferred Stock

        We have 34,965 shares of preferred stock outstanding as of April 18, 2018 (the "Series A Preferred Stock"). The Certificate of Designation governing the Series A Preferred Stock (the "Certificate of Designation") provides that the holders of Series A Preferred Stock will irrevocably constitute and appoint Oaktree as the sole and exclusive attorney-in-fact and proxy of the holders of Series A Preferred Stock with full power of substitution and resubstitution, to exercise or abstain from exercising certain of the rights granted to the holders of Series A Preferred Stock pursuant to the Certificate of Designations, including the Consent Rights and the conversion rights described below, to the fullest extent permitted by law.

Voting; Consent Rights

        Other than any voting rights provided by law or as expressly provided by the Certificate of Designation, the holders of the Series A Preferred Stock (in their capacities as such) shall not have any voting rights of shareholders in the Company.

        Without the prior written consent of Oaktree, so long as the Series A Preferred Stock is outstanding, the Company will not and will cause its subsidiaries not to (the following, the "Consent Rights"):

  •
  create, authorize the creation of or issue or obligate itself to issue (i) any stock that ranks senior to the Series A Preferred Stock and has preference or priority over the Series A Preferred Stock with respect to payment of dividends or in the distribution of assets in case of any liquidation, dissolution or winding up of the Company (the "Senior Stock"), (ii) any stock that ranks on parity with the Series A Preferred Stock with respect to payment of dividends and in the distribution of assets in case of any liquidation, dissolution or winding up of the Company (the "Parity Stock"), (iii) any capital stock that votes as a single class with the holders of Series A Preferred Stock with respect to the Consent Rights, or (iv) any stock of any subsidiary of the Company (with certain exceptions);

  •
  reclassify or amend any capital stock of the Company or its subsidiaries if it would render such capital stock senior to or on parity with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;

  •
  enter into any agreement with respect to or consummate any merger, consolidation or similar transaction with any other person pursuant to which the Company or its subsidiary (as the case may be) would not be the surviving entity in such transaction, if as a result of such transaction, any capital stock or equity or equity linked securities of such surviving entity would rank senior to or on parity with the Series A Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding up of the surviving entity;

  •
  assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any debt for borrowed money (subject to certain exceptions in the Certificate of Designations) if as a result thereof the aggregate outstanding amount of debt for borrowed money of the Company and its subsidiaries would exceed $5,000,000 on a consolidation basis other than pursuant to our credit facility or a refinancing thereof in a principal amount that does not exceed the available amount under our credit facility;

  •
  authorize or consummate any change of control event or liquidation event (in each case, as described in the Certificate of Designation); or

  •
  modify the Certificate of Designation or any other organizational document of the Company in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of Series A Preferred Stock.

Dividends

        Dividends on each share of Series A Preferred Stock will be payable in cash on a quarterly basis and will accrue on the stated value of such share on a daily basis at a rate of (i) 6% per annum during the period from the Closing Date until the 18 month anniversary of the Closing Date and (ii) 10% per annum thereafter; provided that the dividend rate will be increased by 2% per annum in case of any non-payment of dividends when due, failure to redeem shares of Series A Preferred Stock when required or any other material default (in each case, as further specified in the Certificate of Designations) until such non-payment, failure or default has been cured, resolved or waived.

Redemption

        The Series A Preferred Stock will not have a scheduled redemption date or maturity date. The Company may, at any time and from time to time, redeem all or any portion of the shares of Series A Preferred Stock then outstanding; provided, that any such redemption shall be on a pro rata basis among the holders of Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock then held by such holders. In connection with any redemption, the Company shall pay a price per share of Series A Preferred Stock equal to the Redemption Price. There shall be no premium or penalty payable in connection with any redemption.

        As a condition to the consummation of any change of control (as described in the Certificate of Designations), the Company will redeem all shares of Series A Preferred Stock then outstanding. In addition, in the event of (i) a sale of any capital stock of the Company or its subsidiaries (including the sale of such capital stock upon the cash exercise of any Warrants but excluding sales pursuant to the Company's incentive plan, sales to the extent the proceeds thereof are used to maintain the Company's solvency or to avoid default under a bona-fide credit agreement to which the Company or its subsidiaries are subject or as consideration for a bona fide acquisition by the Company or its subsidiaries) or (ii) a disposition by the Company of assets, in a single transaction or series of related transactions, outside the ordinary course of business for which the Company or its subsidiaries receives consideration in excess of $5,000,000, the Company will be required to, within three business days of such events, use the net cash proceeds from such events to redeem the maximum number of shares of Series A Preferred Stock that can be redeemed with such net cash proceeds at the Redemption Price.

Liquidation

        In case of a liquidation event, the holders of shares of the Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock equal to $1,000 per share (subject to certain adjustments provided in the Certificate of Designation to reflect stock splits and similar events) and all accrued and unpaid dividends (the "Redemption Price"), subject to the rights of any holders of Senior Stock or Parity Stock, as may be applicable, before any distribution or payment to holders of Common Stock or any other stock ranking junior to the Series A Preferred Stock.

Conversion

        Any holder of Series A Preferred Stock may elect, by written notice to the Company (x) at any time and from time to time on or after the third anniversary of the Closing Date or (y) at any time and from time to time on or after the non-payment of dividends when due, failure to redeem shares of Series A Preferred Stock when required or any other material default (in each case, as further specified in the Certificate of Designation) until such non-payment, failure or default is cured by the Company, to cause the Company to convert, without the payment of additional consideration by such holder, all or any portion of the issued and outstanding shares of Series A Preferred Stock held by such holder, as specified by such holder in such notice, into a number of shares of Common Stock determined by dividing (i) the stated value per share of $1,000 (subject to certain adjustments provided in the Certificate of Designations for stock splits and similar events) plus accrued and unpaid dividends by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately preceding the conversion date. In the event the Series A Preferred Stock is converted following an uncured non-payment, failure or default event, for the purposes of the foregoing calculation, VWAP per share shall be multiplied by 90%. The "VWAP per share" is defined as the per share volume-weighted average price as reported by Bloomberg (as further described in the Certificate of Designations).

Restrictions on the Company

        Subject to certain exceptions, while any Series A Preferred Stock is outstanding, (i) no dividends to or redemptions of any shares that rank junior to the Series A Preferred Stock may be made by the Company and (b) no dividends to or redemptions of any Parity Stock may be made by the Company, unless such dividends or redemptions are made proportionately with the Series A Preferred Stock.

Our Transfer Agent and Warrant Agent

        The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Rule 144

        Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  •
  1% of the total number of shares of Common Stock then outstanding; or

  •
  the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

        For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our Common Stock issued pursuant to a cashless exercise of a Warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced, on the date the Warrant was originally issued.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the February 9, 2018 filing of the Proxy Statement).

        As of April 18, 2018, we had 21,577,650 shares of Common Stock outstanding. Of these shares, the 7,032,835 shares that were sold in the IPO and were not redeemed in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

        As of April 18, 2018, there are 16,960,000 Warrants outstanding, consisting of 15,000,000 Public Warrants originally sold as part of units in the IPO, 460,000 Private Placement Warrants that were originally issued as part of units in a private placement that closed concurrently with the consummation of the IPO and 1,500,000 Backstop Warrants that were issued to the Backstop Purchasers in connection with the closing of the Business Combination. Each Warrant is exercisable for one-half of one share of our Common Stock, in accordance with the terms of the Warrant Agreement. The Public Warrants are freely tradable. In addition, we were obligated to use reasonable best efforts to file as soon as practicable after the closing of the Business Combination the registration statement of which this prospectus forms a part covering the shares of our Common Stock that may be issued upon the exercise of the Warrants and cause this registration statement to become effective and maintain the effectiveness of this registration statement until the expiration of the Warrants.

LEGAL MATTERS

        The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Kirkland & Ellis, LLP, Chicago, Illinois.

EXPERTS

        The audited financial statements of M III Acquisition Corp. as of December 31, 2017 and 2016 and for the years then ended and for the period from August 4, 2015 (inception) through December 31, 2015 included in the Annual Report on Form 10-K filed with the SEC on March 6, 2018, which are incorporated by reference in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

        The consolidated financial statements of IEA Energy Services, LLC and subsidiaries ("IEA") as of December 31, 2017 and for each of the three years in the period ended December 31, 2017, included in the Current Report on Form 8-K filed with the SEC on March 29, 2018, which is incorporated by reference into this prospectus, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.iea.net. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (as filed with the SEC on March 6, 2018);

  •
  Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 2, 2018, January 4, 2018, January 10, 2018, February 7, 2018, February 9, 2018, February 23, 2018, March 2, 2018, March 8, 2018, March 9, 2018, March 20, 2018, March 21, 2018, March 29, 2018 and March 30, 2018; and the

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on February 9, 2018, the Proxy Supplement on Schedule 14A filed with the SEC on March 8, 2018 and the Proxy Supplement on Schedule 14A filed with the SEC on March 20, 2018.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Infrastructure and Energy Alternatives, Inc.
2647 Waterfront Parkway East Drive
Suite 100
Indianapolis, Indiana
(765) 828-2580

        Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions that may be incurred).

SEC registration fee		$32,064
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous expenses		*

Total expenses	$		(*)

*
Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 2.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

  (a)
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

  (b)
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c)
  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  (d)
  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  (e)
  Expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  (f)
  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

  (g)
  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

  (h)
  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

  (i)
  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j)
  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k)
  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Our amended and restated certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized thereby.

        Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Item 3.    Exhibits.

        The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 4.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any "free writing prospectus" relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other "free writing prospectus" relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

3.1		Articles of Incorporation, as amended to date (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 21, 2017).

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 21, 2017).

4.1		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.2		Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.3		Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.4		Amended and Restated Warrant Agreement, dated as of March 26, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

5.1	**	Opinion of Kirkland & Ellis LLP

6.1		Letter from Marcum LLP to the Securities and Exchange Commission dated March 29, 2018 (incorporated by reference to Exhibit 16.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

23.1	**	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1)

23.2	*	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

23.3	*	Consent of Marcum LLP, Independent Registered Public Accounting Firm

24.1	*	Power of Attorney (included on signature page)

*
Filed herewith.

**
To be filed by amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 18th day of April, 2018.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
By:	/s/ JOHN PAUL ROEHM
	Name:	John Paul Roehm
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Infrastructure and Energy Alternatives, Inc., hereby severally constitute and appoint each of John Paul Roehm, Andrew Layman and David Bostwick our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacity as officers and directors to enable Infrastructure and Energy Alternatives, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 18th day of April, 2018.

Date:	April 18, 2018	By:	/s/ JOHN PAUL ROEHM John Paul Roehm Director, CEO and President (Principal Executive Officer)
Date:	April 18, 2018	By:	/s/ ANDREW LAYMAN Andrew Layman Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	April 18, 2018	By:	/s/ MOHSIN Y. MEGHJI Mohsin Y. Meghji Chairman of the Board of Directors
Date:	April 18, 2018	By:	/s/ CHARLES GARNER Charles Garner Director
Date:	April 18, 2018	By:	/s/ DEREK GLANVILL Derek Glanvill Director
Date:	April 18, 2018	By:	/s/ PETER JONNA Peter Jonna Director

Date:	April 18, 2018	By:	/s/ PHILIP KASSIN Philip Kassin Director
Date:	April 18, 2018	By:	/s/ TERENCE MONTGOMERY Terence Montgomery Director
Date:	April 18, 2018	By:	/s/ IAN SCHAPIRO Ian Schapiro Director